Exhibit 99.(h)(3)(A)

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST

SUB-ADMINISTRATIVE SERVICES FEE AGREEMENT

This Agreement (“Agreement”) is effective as of April 30, 2017, by the American Beacon Funds and the American Beacon Select Funds, each a Massachusetts business trust, and the American Beacon Institutional Funds Trust, a Delaware statutory trust (collectively, the “Trusts”), on behalf of each Fund of a Trust listed on Schedule A hereto, as may be amended from time to time (each, a “Fund”), and American Beacon Advisors, Inc., a Delaware corporation (“Manager”) (the “Parties”).

WHEREAS, each Trust has entered into a Management Agreement (collectively, the “Management Agreement”) with the Manager pursuant to which the Trust has appointed the Manager to serve as the investment adviser and administrator of the Trust; and

WHEREAS, pursuant to the Management Agreement, the Manager has agreed to provide to each Fund, at the Manager’s cost and expense, all administrative and clerical services deemed necessary for the Funds and their classes of shares, including the services set forth on Schedule B to the Management Agreement (“Administrative Services”); and

WHEREAS, the Management Agreement authorizes the Manager, at the Manager’s expense, to delegate the performance of any Administrative Services to another appropriate party, including an affiliate of the Manager, subject to the approval of the Trust’s Board of Trustees (“Board”); and

WHEREAS, following the Board’s approval, the Manager has entered into a Sub-Administration Agreement (“Sub-Administration Agreement”) with State Street Bank and Trust Company (“State Street”) pursuant to which the Manager has delegated to State Street the performance of certain of the Administrative Services (the “Delegated Services”); and

WHEREAS, Section III of the combined fee schedule (“Combined Fee Schedule”) to the Custody Agreements each between a Trust and State Street (collectively, the “Custody Agreement”) and the Sub-Administration Agreement requires the Manager to pay fees for both the Delegated Services and certain additional services (“Additional Services”) that have, in the past been paid for by, and contractually are an obligation of, the Funds under the Custody Agreement; and

WHEREAS, the Parties wish to confirm and memorialize the responsibility of the Manager to pay the costs of the Delegated Services pursuant to the Sub-Administration Agreement and the responsibility of the Funds to reimburse the Manager for the costs of the Additional Services that will be paid by the Manager.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. Payments by the Manager. The Manager agrees to pay to State Street fees for the (1) the Delegated Services pursuant to the Sub-Administration Agreement; and (2) Additional Services provided to the Funds by State Street, as set forth in Section III of the Combined Fee Schedule.

2. Reimbursement by the Funds. The Funds agree to reimburse the Manager the fees for Additional Services set forth in Section III of the Combined Fee Schedule. The Funds will pay the Manager such fees, on a monthly basis within 30 days of the payment by the Manager of such fees to State Street.

3. Duration and Termination. This Agreement shall become effective upon the date set forth in Schedule B and shall continue in effect for the term of the Sub-Administration Agreement, or as otherwise agreed by the parties.

4. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement as to a given Trust or Fund thereof shall be effective until approved by the Board and such Trust or Fund shareholders to the extent required by the 1940 Act.

5. Trust and Shareholder Liability. The Manager is hereby expressly put on notice of the limitation of shareholder liability as set forth in a Trust’s Declaration of Trust and agrees that obligations assumed by a Trust pursuant to this Agreement shall be limited in all cases to a Trust and its assets, and if the liability relates to one or more Fund, the obligations hereunder shall be limited to the respective assets of that Fund. The Manager further agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Fund, nor from the Trustees or any individual Trustee of a Trust.

6. Non-Binding Agreement. This Agreement is executed by each Trust’s Trustees and/or officers in their capacities as Trustees and/or officers and the obligations of this Agreement are not binding upon any of them or the shareholders individually; rather, they are binding only upon the assets and property of that Trust.

7. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior amendments and understandings relating to the subject matter hereof.

8. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Texas, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of Texas conflict with the applicable provisions of the 1940 Act, the latter shall control.

9. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

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AMERICAN BEACON FUNDS
AMERICAN BEACON SELECT FUNDS
AMERICAN BEACON INSTITUTIONAL FUNDS TRUST

By:	/s/ Gene L. Needles, Jr.
Gene L. Needles, Jr.
President

AMERICAN BEACON ADVISORS, INC.

By:	/s/ Jeffrey K. Ringdahl
Jeffrey K. Ringdahl
Chief Operating Officer
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AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST

SUB-ADMINISTRATIVE SERVICES FEE Agreement

SCHEDULE A

American Beacon Funds

American Beacon AHL Managed Futures Strategy Fund

American Beacon Acadian Emerging Markets Managed Volatility Fund

American Beacon Alpha Quant Core Fund

American Beacon Alpha Quant Dividend Fund

American Beacon Alpha Quant Quality Fund

American Beacon Alpha Quant Value Fund

American Beacon ARK Transformational Innovation Fund

American Beacon Bahl & Gaynor Small Cap Growth Fund

American Beacon Balanced Fund

American Beacon Bridgeway Large Cap Growth Fund

American Beacon Bridgeway Large Cap Growth II Fund

American Beacon Bridgeway Large Cap Value Fund

American Beacon Crescent Short Duration High Income Fund

American Beacon Flexible Bond Fund

American Beacon Garcia Hamilton Quality Bond Fund

American Beacon GLG Total Return Fund

American Beacon Global Evolution Frontier Markets Income Fund

American Beacon Grosvenor-Long/Short Fund

American Beacon International Equity Fund

American Beacon Ionic Strategy Arbitrage Fund

American Beacon Large Cap Value Fund

American Beacon Mid-Cap Value Fund

American Beacon Numeric Integrated Alpha Fund

American Beacon SGA Global Growth Fund

American Beacon Shapiro Equity Opportunities Fund

American Beacon Shapiro SMID Cap Equity Fund

American Beacon SiM High Yield Opportunities Fund

American Beacon Small Cap Value Fund

American Beacon Sound Point Floating Rate Income Fund

American Beacon Stephens Mid-Cap Growth Fund

American Beacon Stephens Small Cap Growth Fund

American Beacon The London Company Income Equity Fund

American Beacon Twenty Four Strategic Income Fund

American Beacon Zebra Small Cap Equity Fund

AMERICAN BEACON SELECT FUND

American Beacon U.S. Government Money Market Select Fund

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST

American Beacon Diversified Fund

A-1

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST

SUB-ADMINISTRATIVE SERVICES FEE Agreement

SCHEDULE B

COMBINED FEE SCHEDULE

State Street Bank and Trust Company

American Beacon Funds (“AB Funds”)

American Beacon Select Funds (“AB Select Funds”)

American Beacon Institutional Funds Trust (“AB Institutional Funds”)

(each a “Fund” and collectively, the “Funds”)

American Beacon Advisors, Inc. (the “Manager”)

Confidential Fee Schedule

September 6, 2017

CUSTODY, FUND ACCOUNTING,

AND FUND ADMINISTRATION Services

Reference is hereby made to (a) the Custodian Agreement dated as of December 1, 1997 by and between State Street Bank and Trust Company (“State Street”) and AB Funds (the “AB Funds Custody Agreement”); (b) the Custodian Agreement dated as of December 31, 1999 by and between State Street and AB Select Funds (the “AB Select Funds Custody Agreement”), (c) the Custodian Agreement dated as of March 24, 2017 by and between State Street and the AB Institutional Funds (the “AB Institutional Funds Custody Agreement”, and collectively, the “Custody Agreements”, and (d) the Sub-Administration Agreement dated as of September 6, 2017 by and between State Street and the Manager (the “Sub-Administration Agreement”, and collectively with the Custody Agreements, the “Agreements,” as the same may be amended, supplemented, restated or otherwise modified from time to time). The parties have entered into this fee schedule (“Fee Schedule”) effective April 30, 2017, except as otherwise expressly noted herein (the “Effective Date”), in order to memorialize their agreement on the compensation to be paid by the Funds and the Manager to State Street for the performance of the services specified in the Agreements (the “Services”). This Fee Schedule shall be subject to the terms and conditions of the Agreements as if it were a part thereof. Unless otherwise agreed by the parties, this Fee Schedule shall apply to the provision of the Services to each Fund which is a party or is otherwise subject to the Agreements from time to time. In the event of any conflict between the terms of an Agreement and the terms of this Fee Schedule relating to fees, charges, expenses or other financial terms, the terms of this Fee Schedule shall control. Unless otherwise defined, capitalized terms used herein shall have the meaning given to them in the relevant Agreement, as the context requires.

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American Beacon Funds

Fee Schedule

September 6, 2017

I.	Custody and Fund Accounting

II.	Loan Services

III.	Fund Administration

IV.	Cross Product Service Fees

V.	Out of Pocket Expenses

VI.	Additional Services

VII.	Assumptions

VIII.	Confidentiality

IX.	Payment of Fees

X.	Term

[Remainder of Page Intentionally Blank]

Information Classification: Limited Access

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American Beacon Funds

Fee Schedule

September 6, 2017

APPENDIX 1

Foreign Custody and Fund Accounting Fees

Information Classification: Limited Access

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American Beacon Funds

Fee Schedule

September 6, 2017

APPENDIX 2

Other DDA Charges and Expenses and DDA Limits

Information Classification: Limited Access

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American Beacon Funds

Fee Schedule

September 6, 2017

APPENDIX 3

Money Market Fund Services

(as applicable)

Information Classification: Limited Access

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APPENDIX 4

Other Fund Administration Services

(as applicable)

B-1